UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On July 14, 2010, Dynex Capital, Inc. (the “Company”) reconvened the portion of its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) relating to the Company’s Series D 9.50% Cumulative Convertible Preferred Stock (“preferred stock”).  As previously disclosed, the Annual Meeting was originally held on May 12, 2010, but the preferred stock portion of the Annual Meeting was adjourned until June 2, 2010, and then further adjourned until July 14, 2010, due to lack of a quorum of the preferred stock.

A quorum of the Company’s preferred stock was present in person or by proxy at the reconvened meeting on July 14, 2010.  The sole matter voted on by the holders of the preferred stock at the reconvened meeting was the election of two director nominees, as described in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on April 1, 2010.

At the reconvened meeting on July 14, 2010, the holders of the Company’s preferred stock elected the two director nominees to serve as directors for a one year period until the 2011 Annual Meeting of Shareholders and until their successors have been elected and qualified. The name of each nominee, and the votes cast with respect to such nominees, are set forth below:

Name	For	Withheld	Broker Non-Votes
Leon A. Felman	2,575,800	6,016	-0-
Barry Igdaloff	2,570,711	11,105	-0-

The Company previously disclosed the voting results of the common stock portion of the Annual Meeting on a Form 8-K filed with the SEC on May 14, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	July 19, 2010	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer